UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)

Not Applicable
(Registrant's Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2017, in connection with the commencement of an at the market offering program through which Chatham Lodging Trust (the “Company”) may sell up to $100,000,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), from time to time, the Company and Chatham Lodging, L.P. (the “Operating Partnership”) entered into Sales Agreements (the “Sales Agreements”) with each of Cantor Fitzgerald & Co., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (each an “Agent” and collectively the “Agents”).

In accordance with the terms of the Sales Agreements, the Company may offer to sell Common Shares having a maximum aggregate offering price of up to $100,000,000 from time to time through the Agents, acting as the Company’s sales agents. Sales of Common Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, in negotiated transactions or in transactions that are deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices, and/or any other method permitted by law, including in privately negotiated transactions. The Agents are entitled to compensation of up to 2.0% of the gross sales price per share for any Common Shares sold by them. Subject to the terms and conditions of the Sales Agreements, the Agents will use their commercially reasonable efforts to sell on the Company’s behalf any Common Shares to be offered by the Company under the Sales Agreements. The offering of Common Shares pursuant to the Sales Agreements will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Sales Agreements, and (b) the termination of the Sales Agreements by the Agents or the Company.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Shares in the Sales Agreements and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Common Shares sold under the Sales Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 215418) filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2017, which became immediately effective upon filing, a base prospectus dated January 4, 2017 and a prospectus supplement filed with the SEC on December 28, 2017. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the material terms of the Sales Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreements by and among the Company, the Operating Partnership and the Agents, copies of which are filed as Exhibits 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 to this report and incorporated herein by reference.

An opinion of Venable LLP with respect to the validity of common shares that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.     The following exhibits are being filed herewith:

1.1	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Cantor Fitzgerald & Co.
1.2	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Barclays Capital Inc.
1.3	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and BTIG, LLC
1.4	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Citigroup Global Markets Inc.
1.5	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Robert W. Baird & Co. Incorporated
1.6	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Stifel, Nicolaus & Company, Incorporated
1.7	Sales Agreement, dated December 28, 2017, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Wells Fargo Securities, LLC
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

December 28, 2017	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer